Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

RPX CORPORATION, a Delaware corporation,

at

$10.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 21, 2018

by

RIPTIDE PURCHASER, INC., a Delaware corporation

and a wholly owned subsidiary of

RIPTIDE PARENT, LLC, a Delaware limited liability company.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER

11:59 P.M., NEW YORK CITY TIME, ON JUNE 18, 2018, UNLESS THE OFFER IS EXTENDED

OR EARLIER TERMINATED.

May 21, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 21, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, each as may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Riptide Purchaser, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Riptide Parent, LLC, a Delaware limited liability company (“Parent”), to purchase for cash all of the outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), of RPX Corporation, a Delaware corporation (the “Company”), at a purchase price per Company Share of $10.50, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Offer Price”), upon the terms and subject to the conditions of the Offer.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Company Shares held for your account. A tender of such Company Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Company Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Company Shares held by us for your account pursuant to the Offer.

Please note carefully the following:

1.	The offer price for the Offer is $10.50 per Company Share, net to you in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Company Shares.

3.	The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 30, 2018 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, the Purchaser and the Company, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser and Company will merge (the “Merger”).

4.	The board of directors of the Company (the “Board”) has unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Company’s stockholders tender their Company Shares to Purchaser pursuant to the Offer and on the terms and subject to the conditions set forth in the Merger Agreement.

5.	The Offer and withdrawal rights will expire at one (1) minute after 11:59 p.m., New York City time, on June 18, 2018, unless the Offer is extended or earlier terminated by the Purchaser in accordance with the Merger Agreement. Previously tendered Company Shares may be withdrawn at any time until the Offer has expired.

6.	The Offer is subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Company Shares to Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Company Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Company Shares, then all such Company Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Company Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

RPX CORPORATION, a Delaware corporation,

at

$10.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 21, 2018

by

RIPTIDE PURCHASER, INC., a Delaware corporation

and a wholly owned subsidiary of

RIPTIDE PARENT, LLC, a Delaware limited liability company.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER

11:59 P.M., NEW YORK CITY TIME, ON JUNE 18, 2018, UNLESS THE OFFER IS EXTENDED

OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 21, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, each as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Riptide Purchaser, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Riptide Parent, LLC, a Delaware limited liability company, to purchase all of the outstanding shares of common stock, $0.0001 par value (the “Company Shares”), of RPX Corporation, a Delaware corporation, at a price per share of $10.50, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Company Shares indicated below or, if no number is indicated, all Company Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF COMPANY SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Company Shares held by us for your account are to be tendered.

Dated:                  , 201

(Signatures(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

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